Exhibit 10.4

[EXECUTION COPY]

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of December 9, 2008, is by and among HECLA MINING COMPANY, a Delaware corporation (the “Borrower”) and each of the banks and other financial institutions identified as Lenders on the signature pages hereto (the “Lenders”).

WITNESSETH:

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of April 16, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Second Amendment and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have made commitments to extend certain credit facilities to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as more specifically set forth herein, in each case upon the terms and conditions contained in this Second Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Second Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” are defined in the recitals.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

“Second Amendment Effective Date” is defined in Subpart 4.1.

Hecla Second Amendment to

Credit Agreement

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Second Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

SUBPART 2.1 Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(i) by inserting the following defined terms in the appropriate alphabetical sequence:

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of December 9, 2008, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

SUBPART 2.2 Amendment to Section 3.1.1(c). Section 3.1.1(c) of the Existing Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

(c) Concurrently with the receipt by the Borrower of any Net Equity/Subordinated Debt Proceeds, the Borrower shall (i) with respect to any Net Equity/Subordinated Debt Proceeds received during the period from (and including) December 8, 2008 to (and including) December 31, 2008, from the issuance of common equity, make a mandatory prepayment of the Loans in an amount equal to 100% of any and all such Net Equity/Subordinated Debt Proceeds in excess of $20,000,000 and (ii) with respect to any Net Equity/Subordinated Debt Proceeds received at all other times, (A) so long as any Term II Loans remain outstanding, make a mandatory prepayment of the Term II Loans in an amount equal to 100% of such Net Equity/Subordinated Debt Proceeds, and (B) thereafter, make a mandatory prepayment of the Term I Loans in an amount equal to 50% of such Net Equity/Subordinated Debt Proceeds.

PART III

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Amendment Effective Date. This Second Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Part III shall have been satisfied.

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SUBPART 3.2 Execution of Counterparts of Second Amendment. The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Second Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Required Lenders.

SUBPART 3.3 Representations and Warranties. The representations and warranties contained in Subpart 5.4 are true and correct in all material respects on and as of the date hereof.

SUBPART 3.4 Costs and Expenses, etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement, if then invoiced, and any and all other Loan Documents.

PART IV

MISCELLANEOUS

SUBPART 4.1 Cross-References. References in this Second Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Second Amendment.

SUBPART 4.2 Instrument Pursuant to Existing Credit Agreement. This Second Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.3 References in Other Loan Documents. At such time as this Second Amendment shall become effective pursuant to the terms of Part III, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Second Amendment.

SUBPART 4.4 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Second Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Second Amendment, (c) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and after giving effect to the amendments contained herein and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 4.5 Counterparts. This Second Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Second Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 4.6 Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their

Hecla Second Amendment to

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respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SUBPART 4.7 First Amendment Hecla Mine Plan. Each Lender that has executed this Second Amendment acknowledges, solely for purposes of the definition of “Stated Maturity Date”, that the First Amendment Hecla Mine Plan is satisfactory.

SUBPART 4.8 Waiver. The Borrower acknowledges (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) that the Secured Parties have complied with all of their obligations and duties under the Credit Agreement and other Loan Documents through the date hereof and that, accordingly, neither the Borrower (nor any of its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) has no claims or causes of action against the Secured Parties in any manner relating thereto. In furtherance of the foregoing, the Borrower desires (and the Secured Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect the Secured Parties’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Second Amendment and other good and valuable consideration, the Borrower (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Secured Parties and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Secured Parties contained therein, or the possession, use, operation or control of any of the assets of the Borrower, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral (as defined in the Pledge Agreement and the Security Agreement, as applicable).

SUBPART 4.9 Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 4.10 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Hecla Second Amendment to

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[SIGNATURES FOLLOW]

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[EXECUTION COPY]

Each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	HECLA MINING COMPANY, a Delaware corporation

	By:	/s/ J.A. Sabala
	Name:	J.A. Sabala
	Title:	Sr. VP and CFO

THE BANK OF NOVA SCOTIA, Houston Branch
as a Lender

By:	/s/ J. F. Todd
Name:	J. F. Todd
Title:	Managing Director

By:	/s/ R. Blackwood
Name:	R. Blackwood
Title:	Director

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MERRILL LYNCH BANK USA,
as a Lender

By:	/s/ Derek Befus
Name:	Derek Befus
Title:	Vice President

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Credit Agreement

ING Capital LLC,
as a Lender

By:	/s/ Richard Ennis
Name:	Richard Ennis
Title:	Managing Director

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Credit Agreement

BNP Paribas,
as a Lender

By:	/s/ Amy Kirschner
Name:	Amy Kirschner
Title:	Managing Director

By:	/s/ Gina Clemente
Name:	Gina Clemente
Title:	Managing Director

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WestLB AG Toronto Branch,
as a Lender

By:	/s/ Robert L. Dyck
Name:	Robert L. Dyck
Title:	Executive Director

By:	/s/ Neal Megannety
Name:	Neal Megannety
Title:	Director

Hecla Second Amendment to

Credit Agreement